                                                                EXHIBIT 99(a)(5)

                          OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                 COMMON STOCK
                                      AND
                             CLASS B COMMON STOCK
                                      OF
                       ALL AMERICAN COMMUNICATIONS, INC.
                                      AT
                             $25.50 NET PER SHARE
                                      BY
                         PEARSON MERGER COMPANY, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                  PEARSON PLC

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, NOVEMBER 4, 1997 UNLESS THE OFFER IS EXTENDED.

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated October 7, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") and other materials relating to the Offer by Pearson Merger Company, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Pearson plc, a company incorporated under the laws of England ("Parent"), to purchase all of the outstanding shares of Common Stock, $.0001 par value per share (the "Common Stock"), and all outstanding shares of Class B Common Stock, $.0001 par value per share (the "Class B Common Stock," and together with the Common Stock, the "Shares"), of All American Communications, Inc., a Delaware corporation (the "Company"), at $25.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $25.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

    2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, November 4, 1997, unless the Offer is extended.

    3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 1, 1997 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or (other than the Minimum Condition, as defined below) waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, Purchaser or any other wholly owned subsidiary of Parent or held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

    4. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger, has determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company and unanimously recommends that stockholders accept the Offer, tender their shares pursuant to the Offer and approve the Merger.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which constitutes at least a majority of the total number of shares of Common Stock and a majority of the total number of Shares outstanding on the date of expiration of the Offer (including for purposes of such calculation all Shares issued upon exercise of all vested and unvested stock options and warrants prior to or simultaneously with the acceptance of the Offer) (the "Minimum Condition"). Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Any or all conditions to the Offer (other than the Minimum Condition) may be waived by Purchaser.

    6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of any book-entry transfer) an Agent's Message (as defined in the Offer to Purchase) and any other documents required by the Letter of Transmittal, should be sent to ChaseMellon Shareholder Services, LLC, the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

  The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lazard Freres & Co. LLC or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                 COMMON STOCK
                                      AND
                             CLASS B COMMON STOCK
                                      OF
                       ALL AMERICAN COMMUNICATIONS, INC.
                                      BY
                         PEARSON MERGER COMPANY, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                                  PEARSON PLC

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated October 7, 1997 and the related Letter of Transmittal in connection with the offer by Pearson Merger Company, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Pearson plc, a company incorporated under the laws of England, to purchase for cash all outstanding shares of Common Stock, $.0001 par value per share, and all outstanding shares of Class B Common Stock, $.0001 par value per share (collectively, the "Shares"), of All American Communications, Inc., a Delaware corporation.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Dated:     , 1997

                       NUMBER OF SHARES TO BE TENDERED:

                            ________________SHARES*

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                 Signature(s)

-------------------------------------------------------------------------------
                             Please Print Name(s)

-------------------------------------------------------------------------------
                           Please Print Address(es)

-------------------------------------------------------------------------------
                       Area Code and Telephone Number(s)

-------------------------------------------------------------------------------
                Tax Identification or Social Security Number(s)

--------
* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.

                                       3